Exhibit 1

VOTING AGREEMENT

This VOTING AGREEMENT, is made and entered into as of September 23, 2020 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and ION Media Networks, Inc., a Delaware corporation (“ION” or the “Company”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner of the number of Common Voting Shares set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional Common Voting Shares that become Beneficially Owned by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”).

WHEREAS, concurrently with the execution of this Agreement, ION, The E.W. Scripps Company, an Ohio corporation (“EWS”), Scripps Media, Inc., a Delaware corporation (“Parent”), Scripps Faraday Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into ION (the “Merger”), with ION continuing as the Surviving Company.

WHEREAS, in connection with the Investor Financing, EWS has agreed to issue to the Investor a warrant to purchase Class A Common Shares, on and subject to the terms contained therein.

WHEREAS, the obligation of ION to consummate the Merger and the other transactions contemplated by the Merger Agreement is subject to the EWS Shareholder Approval having been obtained.

WHEREAS, as a condition and inducement to the willingness of ION to enter into the Merger Agreement, ION has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce ION to enter into the Merger Agreement.

WHEREAS, the affirmative vote of at least a majority of the issued and outstanding Common Voting Shares is required to approve the Investor Financing.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Subject Shares.

(a) Family Shareholder Meetings. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the Family Shareholders (as defined in the Amended and Restated Scripps Family Agreement, dated May 19, 2015, as amended on March 29, 2017 (the “Family Agreement”)), called with respect to any of the following, and at every adjournment or postponement thereof, and in connection with any written consent of the EWS Family Shareholders, each Stockholder irrevocably and unconditionally agrees to:

(i) appear at each such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum (to the extent such quorum is related to the matters set forth in clauses (ii) and (iii) below);

(ii) indicate that such Stockholder will vote all of such Stockholder’s Subject Shares in accordance with Section 1(b); and

(iii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Subject Shares against any other action, agreement or transaction that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone, frustrate the purposes of or adversely affect the ability of Parent to obtain funding under the Investor Financing or the performance by EWS or Parent of their respective obligations under the Investor Financing or the Merger Agreement, including any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Investor Financing or the Merger Agreement not being satisfied.

(b) EWS Shareholder Meetings. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the holders of EWS Shares (other than, for the avoidance of doubt, meetings of Family Shareholders, which shall be subject to Section 1(a) and not this Section 1(b)) and at every adjournment or postponement thereof, and in connection with any written consent of the EWS Shareholders, each Stockholder irrevocably and unconditionally agrees to:

(i) appear at each such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum (to the extent such quorum is related to the matters set forth in clause (ii) below); and

(ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Subject Shares (A) in favor of any approval required by applicable Law, the Merger Agreement or the rules or regulations of NASDAQ, in each case of this clause (A), solely with respect to the Investor Financing, (B) in favor of any proposal to adjourn a meeting to solicit additional proxies in favor of any approval required by applicable Law, the Merger Agreement or the rules or regulations of NASDAQ, in each case of this clause (B), solely with respect to the Investor Financing, and (C) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, frustrate the purposes of or adversely affect the ability of Parent to obtain funding under the Investor Financing or the performance by EWS or Parent of their respective obligations under the Investor Financing or the Merger Agreement, including any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Investor Financing or the Merger Agreement not being satisfied.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.

2. Transfer of Subject Shares. Each Stockholder agrees that, from and after the date of this Agreement until the receipt of the EWS Shareholder Approval, such Stockholder will not, directly or indirectly, including by operation of law or otherwise, sell, transfer, distribute, pledge, hypothecate, donate, assign, appoint or otherwise dispose of or encumber (“Transfer”) any of such Stockholder’s Subject Shares, except in accordance with Section 7(a)(i) or 7(a)(ii) of the Family Agreement; provided, that any transferee of Subject Shares must enter into a joinder to this Agreement agreeing to be bound by this Agreement (in a form reasonably agreed by the Company in writing) concurrently with and as a condition to effectiveness of any such Transfer. Any Transfer or purported Transfer in violation of this provision shall be null and void ab initio.

3. Additional Covenants.

(a) Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as are reasonably necessary in order to perform his, her or its obligations under this Agreement.

(b) Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the EWS Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “EWS Shares” and “Subject Shares” shall

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be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(c) Notice of Acquisitions. Each Stockholder hereby agrees to notify ION in writing as promptly as practicable of the number of any additional EWS Shares or other voting securities of EWS of which such Stockholder acquires Beneficial Ownership on or after the date hereof; provided that any timely filing with the SEC by such Stockholder pursuant to Section 13 or Section 16 of the Exchange Act reporting any such acquisition shall constitute notice with respect to this Section 3(c).

(d) Disclosure. The initial press release with respect to the Merger by ION, to the extent it references any Stockholder or any other Family Shareholder (as defined in the Family Agreement), shall be approved in advance by the Family Council (as defined in the Family Agreement), such approval not to be unreasonably withheld, conditioned or delayed. Thereafter, except to the extent required by applicable Law and the regulations of any national securities exchange or interdealer quotation system, ION shall not make any public announcement that references any Stockholder or any other Family Shareholder (as defined in the Family Agreement) relating to this Agreement or the Merger Agreement without the consent of the Family Council (such consent not to be unreasonably withheld, conditioned or delayed); provided, that ION may, without obtaining such consent, make any public statement that is consistent with public statements previously approved in accordance with this paragraph. Subject to reasonable prior notice and approval of the Family Council (such approval not to be unreasonably withheld, conditioned or delayed), each Stockholder hereby authorizes ION to publish and disclose in any announcement or disclosure required by the SEC, such Stockholder’s identity and ownership of such Stockholder’s Subject Shares and the nature of such Stockholder’s obligations under this Agreement. Except to the extent required by applicable Law and the regulations of any national securities exchange or interdealer quotation system, no Stockholder shall make any public announcement that references ION, Black Diamond Capital Management, L.L.C. or their respective Affiliates related to this Agreement or the Merger Agreement without the consent of ION and Black Diamond Capital Management, L.L.C. (such consent not to be unreasonably withheld, conditioned or delayed).

(e) No Inconsistent Agreements. No Stockholder shall (i) amend or waive his, her or its rights under the Family Agreement in any manner or (ii) enter into any agreement or take or fail to take any action, in each case of clauses (i) and (ii), that would (individually or in the aggregate with such amendments, waivers, entry into agreements or taking or failing to take any such actions by any or all other Stockholders party hereto) prevent, impair or delay the obtaining of the EWS Shareholder Approval as provided in Section 1 hereof and as contemplated by the Merger Agreement.

(f) Litigation. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or representatives (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (ii) prior to the Effective Time, alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Investor Financing, or (iii) prior to the Effective Time, otherwise relating to the Investor Financing, this Agreement or other transactions contemplated by the Investor Financing, the Merger Agreement or this Agreement; provided, nothing in this Section 3(f) shall limit a Stockholder’s right to defend himself, herself or itself in litigation in which such Stockholder is a defendant or to enforce the terms of this Agreement.

4. Representations and Warranties of each Stockholder. Each Stockholder on his, her or its own behalf hereby represents and warrants as of the date hereof to ION, severally and not jointly, with respect to such Stockholder and such Stockholder’s Beneficial Ownership of the Subject Shares, as follows (except, in each case, as would not (individually or in the aggregate with any inaccuracies of the representations and warranties made by the other Stockholders party hereto) prevent, impair or delay the obtaining of the EWS Shareholder Approval as provided in Section 1 hereof and as contemplated by the Merger Agreement):

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(a) Authority. Such Stockholder has (i) if such Stockholder is not a natural person, all requisite power and authority and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) if such Stockholder is a natural person, full legal capacity, right and authority, in each case, to enter into this Agreement and to perform all of such Stockholder’s obligations hereunder. This Agreement has been duly authorized (if such Stockholder is not a natural person), executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. If such Stockholder is a trust, the trustee is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated hereby, and any directions or prior consents that the trustee is required to obtain pursuant to the terms of the governing trust instrument have been obtained. Other than as may be provided for in the Merger Agreement and any filings by such Stockholder on Schedule 13-D or otherwise as required by the SEC, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) if such Stockholder is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any applicable Law applicable to such Stockholder or (iii) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of any trust agreement or other agreement (including the Family Agreement), judgement, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder.

(c) The Subject Shares. Such Stockholder is the Beneficial Owner of, or is a trust or estate that is the Beneficial Owner of and whose beneficiaries are the beneficial owners (not within the meaning of Rule 13d-3 promulgated under the Exchange Act, but rather, pursuant to the common law regarding beneficial interests in trusts) of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, encumbrances, equities, claims, options or limitations of whatever nature (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) rights held by a third party to direct the vote of Subject Shares held by a trust, in which case the direction of such other party has been obtained prior to the execution of this Agreement and such direction shall not be revoked or is not required under the terms of such trust (such that such shares are bound by this Agreement, including the obligations in Section 1), (ii) as provided in the Family Agreement and (iii) under applicable securities laws. Such Stockholder does not Beneficially Own any Common Voting Shares other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to Beneficially Own Subject Shares owned by other Stockholders subject to this Agreement and as otherwise noted on Schedule A). Subject to the terms of the Family Agreement, such Stockholder has and will have at all times from the date hereof through the Expiration Date (except to the extent such Subject Shares are Transferred after the date hereof pursuant to Section 2) the sole (or shared with other Stockholders) right to vote or direct the vote of (including through a revocable proxy or otherwise, which proxy to vote such Subject Shares in compliance with this Agreement shall not be revoked unless such shares are otherwise subject to this Agreement, or has granted a proxy to one or more other Stockholders to vote such Subject Shares solely in accordance with this Agreement) such Subject Shares with respect to the matters set forth in Section 1 hereof and all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares (it being understood that if such Stockholder is a trust, such Subject Shares are bound by this Agreement pursuant to clause (c)(i) above). Except for the Family Agreement and any proxies referenced in the foregoing sentence, none of such Stockholder’s Subject Shares are subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares. Except for the Family Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (other than a Transfer from one Stockholder to another Stockholder; provided, that any such transferee and any such transferred Subject Shares remain bound by this Agreement in all respects and provide written notice to ION of any such Transfer) and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

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(d) Reliance by ION. Such Stockholder understands and acknowledges that ION is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, to the knowledge of such Stockholder, there is no action, litigation, proceeding or investigation pending or threatened against such Stockholder or the assets or properties of such Stockholder that questions or challenges the validity of this Agreement, questions or challenges any action taken or to be taken by such Stockholder in connection with this Agreement.

5. Representations and Warranties of ION. ION represents and warrants to the Stockholders as follows: (a) ION is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement has been duly and validly authorized by the board of directors and, no other corporate proceedings on the part of ION are necessary to authorize the execution, delivery and performance of this Agreement by ION, and (c) this Agreement constitutes the legal, valid and binding obligation of ION enforceable against ION in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

6. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of EWS shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or Beneficial Owner of, or as a trust whose beneficiaries are the beneficial owners (not within the meaning of Rule 13d-3 promulgated under the Exchange Act, but rather, pursuant to the common law regarding beneficial interests in trusts) of, Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by any Stockholder in such Stockholder’s capacity as a director or officer of EWS. The taking of any actions (or any failures to act) by a Stockholder (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of EWS and taking any action or making any statement at any meeting of such board or any committee thereof) in such Stockholder’s capacity as a director or officer of EWS shall not be deemed to constitute a breach of this Agreement.

7. Certain Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

(b) “Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act, and the rules and regulations promulgated thereunder, as in effect from time to time (without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i)), except that such definition shall not include any shares that a Stockholder may become the Beneficial Owner of by virtue of being a beneficiary, contingent beneficiary or successor trustee of a trust or estate, pursuant to the laws of descent and distribution, or any other contingent interest outside of such Stockholder’s control; provided, that ION shall not be deemed to be the Beneficial Owner of the Subject Shares by virtue of this Agreement.

(c) “Class A Common Shares” means the Class A Common Shares, $0.01 par value per share, of EWS.

(d) “Common Voting Shares” means the Common Voting Shares, $0.01 par value, per share, of EWS.

(e) “EWS Shares” means, collectively, Class A Common Shares and Common Voting Shares.

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(f) “Investor Financing” means the Investor Financing (as defined in the Merger Agreement) to be provided by Berkshire Hathaway Inc., an affiliate of Berkshire Hathaway (including, for purposes of this Agreement, the Certificate of Amendment to Articles of Incorporation, the issuance of Class A Common Shares pursuant to the Warrant (as defined in the Investor Agreement) and the issuance of any Class A Common Shares that may be issued as a dividend on the Warrant Shares (as defined in the Investor Agreement).

8. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the written agreement of each Stockholder and ION to terminate this Agreement, (d) any amendment, modification, waiver or other change to any provision of the Merger Agreement, as in effect on the date hereof, that is materially adverse to the Stockholders with respect to their equity interests in EWS, and (e) any amendment, modification, waiver or other change to any provision of the Investor Financing (including the terms of any Purchased Securities (as defined in the Investor Agreement)), as in effect on the date hereof, that is materially adverse to the Stockholders with respect to their equity interests in EWS; provided, in the event a Stockholder believes that any amendment, modification, waiver or other change contemplated by clause (d) or (e) has terminated this Agreement, the Stockholder shall provide written notice to Parent and ION of such belief and the parties to the Merger Agreement shall have five (5) days to cure such amendment, modification, waiver or other change and, if timely cured, this Agreement shall remain in full force and effect; provided, further, in no event shall any Stockholder be required to comply with Section 1 unless and until such amendment, modification, waiver or other change is timely cured. At any time, ION and any Stockholder may mutually agree in writing to terminate this Agreement with respect to such Stockholder and, if so agreed, neither such Stockholder nor ION shall have any further obligations under this Agreement to the other party; provided, however, that nothing in this Section 8 shall relieve any Stockholder from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to its termination, in which case the Company shall be entitled to all rights and remedies available at law or in equity. Notwithstanding anything to the contrary contained herein, without derogation to any requirement under Law, the Merger Agreement or the rules or regulations of NASDAQ, the termination of this Agreement does not impact any EWS Shareholder Approval that has already been obtained as of such termination.

9. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) ION is relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause ION irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable Accordingly, each Stockholder hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Stockholder, the Company shall be entitled to equitable relief without the requirement of proof of actual damages or the posting a bond or other security, including in the form of injunctions and orders for specific performance. Any and all remedies herein expressly conferred upon the Company will be deemed cumulative with and not exclusive of any other remedy available under this Agreement, or by law or equity upon the Company, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy. Each Stockholder hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any Stockholder, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the parties under this Agreement.

10. Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by the laws of the State of Delaware, its rules of conflict of laws notwithstanding. Each party hereby agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County, or if the Court of Chancery lacks jurisdiction over such dispute, in any state or federal court having jurisdiction over the matter situated in New Castle County, Delaware, in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of

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such process to such party at the address and in the manner provided in Section 15 hereof. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware in and for New Castle County, or if the Court of Chancery lacks jurisdiction over such dispute, in any state or federal court having jurisdiction over the matter situated in New Castle County, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Modification or Amendment. This Agreement may only be amended, modified or supplemented in writing (a) by an instrument signed by ION and each Stockholder or (b) or, solely as between ION and any Stockholder, by an instrument signed by ION and such Stockholder (which amendment shall, in the case of this clause (b), only be effective as to ION and such applicable Stockholder).

12. Waivers. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

13. Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that ION may consent (in its sole discretion) to an assignment of this agreement by any Stockholder. Any assignment in contravention of the preceding sentence shall be null and void ab initio.

14. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and permitted assigns, no provision of this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, on the third (3rd) Business Day after being mailed by registered or certified mail (postage prepaid, return receipt requested) or on the next Business Day after being sent by reputable overnight courier (delivery prepaid), in each case, to the parties at the following addresses, or on the date sent by electronic transmission (if between 9:00 am and 6:00 pm ET on a Business Day, or, if after 6:00 pm ET on a Business Day or if not on a Business Day, the next Business Day), to the email address specified below (or at such other address or email address for a party as shall be specified by notice given in accordance with this Section) (provided, that the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient):

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(a)	if to ION to:

ION Media Networks, Inc.

601 Clearwater Park Road

West Palm Beach, Florida 33401

Attention: General Counsel

Email: IONlegal@ionmedia.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 N. Wacker Dr., Suite 2700

Chicago, Illinois 60606

Attention: Kimberly deBeers

Email: kimberly.debeers@skadden.com

(b)	if to any Stockholder to:

c/o Miramar Services, Inc.

250 Grandview Drive, Ste 400

Ft. Mitchell, KY 41017-5634

Attention:	Cara Hurak
Tracy Ward
Fax:	859-655-4545
Email:	Cara.Hurak@msiky.com
Tracy.Ward@msiky.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Peter Martelli, P.C.
Andrew Kimball
Fax:	212-446-4900
Email:	peter.martelli@kirkland.com
andrew.kimball@kirkland.com

16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or any portion thereof, is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement, or the remaining portion thereof, shall nevertheless remain in full force and effect. Upon such determination that any such term or other provision, or any portion thereof, is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the obligations contemplated hereby are fulfilled to the fullest extent possible.

17. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

18. Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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19. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including by means of facsimile or by e-mail delivery of a “.pdf” format data file, each of which when executed shall be deemed to be an original copy of this Agreement and all of which taken together shall constitute one and the same agreement.

20. No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in ION any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including ION, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ION MEDIA NETWORKS, INC.

By:	/s/ David A. Christman
	Name:	David A. Christman
	Title:	Executive Vice President and General Counsel

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Adam R. Scripps Trust, dated October 5, 1992, as thereafter amended and restated

BY:	Miramar Fiduciary Corporation, as Trustee

By:	/s/ Paul D. Quandt
	Name:	Paul D. Quandt,
	Title:	Secretary & Senior Trust Officer

Anne M. La Dow Trust under Agreement dated October 27, 2011

By:	/s/ Anne M. La Dow
	Name:	Anne M. La Dow
	Title:	Trustee

/s/ Austin Scripps Heidt
Austin Scripps Heidt

John P. Scripps Trust f/b/o Barbara Scripps Evans, created under agreement dated February 10, 1977

By:	/s/ Anne M. La Dow
	Name:	Anne M. La Dow
	Title:	Co-Trustee

By:	/s/ Paul K. Scripps
	Name:	Paul K. Scripps
	Title:	Co-Trustee

John P. Scripps Trust f/b/o Paul K. Scripps, created under agreement dated February 10, 1977

By:	/s/ Anne M. La Dow
	Name:	Anne M. La Dow
	Title:	Co-Trustee

[Signature Page to Voting Agreement]

By:	/s/ Paul K. Scripps
	Name:	Paul K. Scripps
	Title:	Co-Trustee

John P. Scripps Trust f/b/o Peter M. Scripps, created under agreement dated February 10, 1977

By:	/s/ Anne M. La Dow
	Name:	Anne M. La Dow
	Title:	Co-Trustee

By:	/s/ Paul K. Scripps
	Name:	Paul K. Scripps
	Title:	Co-Trustee

John P. Scripps Trust Exempt Trust, created under agreement dated February 10, 1977

By:	/s/ Anne M. La Dow
	Name:	Anne M. La Dow
	Title:	Co-Trustee

By:	/s/ Paul K. Scripps
	Name:	Paul K. Scripps
	Title:	Co-Trustee

Barmonde McCabe Dynasty Trust, dated March 12, 2020

By:	Miramar Fiduciary Corporation, as Trustee

By:	/s/ Paul D. Quandt
	Name:	Paul D. Quandt,
	Title:	Secretary & Senior Trust Officer

/s/ Brittany J. Scripps
Brittany J. Scripps

[Signature Page to Voting Agreement]

/s/ Charles L. Barmonde
Charles L. Barmonde

CES Two-Year (6/2/20) SSP GRAT

By:	/s/ Charles E. Scripps, Jr.
	Name:	Charles E. Scripps, Jr.
	Title:	Trustee

Cody V. DuBuc Trust, dated March 1, 2016

By:	/s/ Cody V. DuBuc
	Name:	Cody V. DuBuc
	Title:	Co-Trustee

By:	/s/ Molly E. DuBuc
	Name:	Molly E. DuBuc (f/k/a Molly E. Ezen)
	Title:	Co-Trustee

CSG Two-Year (7/10/20) SSP GRAT

By:	/s/ Corina S. Granado
	Name:	Corina S. Granado
	Title:	Trustee

Corina S. Granado Trust, dated October 6, 1992, as thereafter amended or restated

By:	/s/ Corina S. Granado
	Name:	Corina S. Granado
	Title:	Trustee

CJS Two-Year (6/2/20) SSP GRAT

By:	/s/ Cynthia J. Scripps
	Name:	Cynthia J. Scripps
	Title:	Trustee

[Signature Page to Voting Agreement]

Douglas A. Evans 2017 Trust dated August 24, 2017

By:	/s/ Douglas A. Evans
	Name:	Douglas A. Evans
	Title:	Trustee

EMS Two-Year (6/2/20) SSP GRAT

By:	/s/ Eaton M. Scripps
	Name:	Eaton M. Scripps
	Title:	Trustee

EWS Jr. Two-Year (6/2/20) SSP GRAT

By:	/s/ Edward W. Scripps, Jr.
	Name:	Edward W. Scripps, Jr.
	Title:	Trustee

ELI Two-Year (6/2/20) SSP GRAT

By:	/s/ Eli W. Scripps
	Name:	Eli W. Scripps
	Title:	Trustee

EAL Two-Year (6/2/20) SSP GRAT

By:	/s/ Elizabeth A. Logan
	Name:	Elizabeth A. Logan
	Title:	Trustee

/s/ Elizabeth Scripps
Elizabeth Scripps

Ellen M. Scripps Revocable Trust, dated April 17, 2014, as thereafter amended or restated (f/k/a The Ellen M. Scripps Kaheny Revocable Trust)

[Signature Page to Voting Agreement]

By:	/s/ Ellen M. Scripps
	Name:	Ellen M. Scripps
	Title:	Trustee

/s/ Eva Scripps Attal
Eva Scripps Attal (a/k/a Eve Scripps Attal)

GJS Two-Year (6/2/20) SSP GRAT

By:	/s/ Gerald J. Scripps
	Name:	Gerald J. Scripps
	Title:	Trustee

J. Sebastian Scripps 2016 Amended and Restated Revocable Trust, dated 2/3/2016 (f/k/a J. Sebastian Scripps 2008 Revocable Trust, dated December 12, 2008, a/k/a J. Sebastian Scripps Revocable Trust)

By:	/s/ J. Sebastian Scripps
	Name:	J. Sebastian Scripps
	Title:	Trustee

/s/ Jessica L. Hoerster
Jessica L. Scripps (n/k/a Jessica L. Hoerster)

JRS Two-Year (6/4/20) SSP GRAT

By:	/s/ Jimmy R. Scripps
	Name:	Jimmy R. Scripps
	Title:	Trustee

John Peter Scripps 2013 Revocable Trust, dated December 20, 2013

By:	/s/ John P. Scripps
	Name:	John P. Scripps
	Title:	Trustee

[Signature Page to Voting Agreement]

/s/ John Patrick Scripps
John Patrick Scripps

JLS Two-Year (6/2/20) SSP GRAT

By:	/s/ Jonathan L. Scripps
	Name:	Jonathan L. Scripps
	Title:	Trustee

/s/ Keon Korey Vasquez
Keon Korey Vasquez

/s/ Manuel E. Granado
Manuel E. Granado

Margaret Scripps Klenzing Trust, dated October 5, 1992, as thereafter amended or restated

By:	/s/ Margaret Scripps Klenzing
	Name:	Margaret Scripps Klenzing
	Title:	Trustee

Marilyn Joy Scripps Revocable Trust (f/k/a Marilyn S. Wade Revocable Trust) dated January 13, 2001, as thereafter amended or restated

By:	/s/ Marilyn J. Scripps
	Name:	Marilyn J. Scripps
	Title:	Trustee

MSS Two-Year (6/2/20) SSP GRAT

By:	/s/ Mary Ann S. Sanchez
	Name:	Mary Ann S. Sanchez
	Title:	Trustee

MMP Two-Year (6/30/20) SSP GRAT

[Signature Page to Voting Agreement]

By:	/s/ Mary M. Peirce
	Name:	Mary M. Peirce
	Title:	Trustee

/s/ Maxwell Christopher Logan
Maxwell Christopher Logan

The Megan S. Tagliaferri Separate Property Trust, dated October 14, 2008

By:	/s/ Megan Scripps Tagliaferri
	Name:	Megan Scripps Tagliaferri
	Title:	Trustee

Molly E. McCabe Trust, dated July 9, 2008

By:	/s/ Molly E. McCabe
	Name:	Molly E. McCabe
	Title:	Trustee

Monica Ortega Holcomb Revocable Trust dated February 26, 2018

By:	/s/ Monica Ortega Holcomb
	Name:	Monica Ortega Holcomb
	Title:	Trustee

Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Monica Holcomb

BY:	Miramar Fiduciary Corporation, as Trustee

By:	/s/ Paul D. Quandt
	Name:	Paul D. Quandt,
	Title:	Secretary & Senior Trust Officer

John P. Scripps Trust f/b/o Ellen McRae Scripps, created under agreement dated December 27, 1984

[Signature Page to Voting Agreement]

By:	/s/ Paul K. Scripps
	Name:	Paul K. Scripps
	Title:	Trustee

/s/ Peggy Evans
Peggy Evans

Survivor’s Trust of the La Dow Family Trust, created under agreement dated June 29, 2004

By:	/s/ Peter R. La Dow
	Name:	Peter R. La Dow
	Title:	Trustee

Robert Michael Scagliotti Trust dated June 29, 2012, as thereafter amended or restated

By:	/s/ Robert Michael Scagliotti
	Name:	Robert Michael Scagliotti
	Title:	Trustee

/s/ Raymundo H. Granado, Jr.
Raymundo H. Granado, Jr.

RSB Two-Year (6/2/20) SSP GRAT

By:	/s/ Rebecca S. Brickner
	Name:	Rebecca S. Brickner
	Title:	Trustee

/s/ Robert Samuel Heidt III
Robert Samuel Heidt III

Samantha Jean Brickner Trust dated October 12, 2017

By:	/s/ Samantha J. Brickner
	Name:	Samantha J. Brickner

[Signature Page to Voting Agreement]

	Title:	Trustee

/s/ Samuel J. Logan
Samuel J. Logan

/s/ Savannah M. Brickner
Savannah M. Brickner

/s/ Shannon L. Scripps Howard
Shannon L. Scripps Howard

/s/ Vanessa L. Sanchez
Vanessa L. Sanchez

/s/ Veronica E. Sanchez
Veronica E. Sanchez

Virginia S. Vasquez Trust, dated October 6, 1992, as thereafter amended or restated

By:	/s/ Virginia S. Vasquez
	Name:	Virginia S. Vasquez
	Title:	Trustee

Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps

BY:	Miramar Fiduciary Corporation, as Trustee

By:	/s/ Paul D. Quandt
	Name:	Paul D. Quandt,
	Title:	Secretary & Senior Trust Officer

Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps, IV

[Signature Page to Voting Agreement]

BY:	Miramar Fiduciary Corporation, as Trustee

By:	/s/ Paul D. Quandt
	Name:	Paul D. Quandt,
	Title:	Secretary & Senior Trust Officer

Wesley W. Scripps Trust, dated October 2, 2012, as restated on May 5, 2016, as thereafter amended or restated

By:	/s/ Wesley W. Scripps
	Name:	Wesley W. Scripps
	Title:	Trustee

WAS Two-Year (6/2/20) SSP GRAT

By:	/s/ William A. Scripps
	Name:	William A. Scripps
	Title:	Trustee

Scripps Family 1992 Revocable Trust, dated June 9, 1992

By:	/s/ William H. Scripps
	Name:	William H. Scripps
	Title:	Co-Trustee

By:	/s/ Kathy Scripps
	Name:	Kathy Scripps
	Title:	Co-Trustee

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Stockholder	Number of Common Voting Shares

Miramar Fiduciary Corporation, as trustee of the Adam R. Scripps Trust u/a dtd October 5, 1992, as thereafter amended and restated	534,666
Anne La Dow, as trustee of the Anne M. La Dow Trust under Agreement dated October 27, 2011	39,552
Austin Scripps Heidt	1
Barbara Scripps Evans (n/k/a Victoria Scripps Evans), Anne La Dow, and Paul K. Scripps, as co-trustees of the John P. Scripps Trust f/b/o Barbara Scripps Evans, created under agreement dated February 10, 1977	232,678
Barbara Scripps Evans (n/k/a Victoria Scripps Evans), Anne La Dow, and Paul K. Scripps, as co-trustees of the John P. Scripps Trust f/b/o Paul K. Scripps, created under agreement dated February 10, 1977	232,678
Barbara Scripps Evans (n/k/a Victoria Scripps Evans), Anne La Dow, and Paul K. Scripps, as co-trustees of the John P. Scripps Trust f/b/o Peter M. Scripps, created under agreement dated February 10, 1977	232,678
Barbara Scripps Evans (n/k/a Victoria Scripps Evans), Anne La Dow, and Paul K. Scripps, as co-trustees of the John P. Scripps Trust Exempt Trust, created under agreement dated February 10, 1977	32,921
Miramar Fiduciary Corporation, as trustee of the Barmonde McCabe Dynasty Trust, dated March 12, 2020	534,666
Brittany Jean Scripps	10
Charles L. Barmonde	51,000
Charles E. Scripps, Jr., as trustee of the CES Two-Year (6/2/20) SSP GRAT	617,315
Cody V. DuBuc and Molly E. Ezen, as co-trustees of the Cody V. Dubuc Trust, dated March 1, 2016	7,000
Corina S. Granado, as trustee of the CSG Two-Year (7/10/20) SSP GRAT	245,861
Corina S. Granado, as trustee of the Corina S. Granado Trust, dated October 6, 1992, as thereafter amended or restated	20,972
Cynthia J. Scripps, as trustee of the CJS Two-Year (6/2/20) SSP GRAT	267,333
Douglas A. Evans, as trustee of the Douglas A. Evans 2017 Trust dated August 24, 2017	40,884
Eaton M. Scripps, as trustee of the EMS Two-Year (6/2/20) SSP GRAT	617,317
Edward W. Scripps, Jr., as trustee of the EWS Jr. Two-Year (6/2/20) SSP GRAT	617,296
Eli W. Scripps, as trustee of the ELI Two-Year (6/2/20) SSP GRAT	89,111
Elizabeth A. Logan, as trustee of the EAL Two-Year (6/2/20) SSP GRAT	267,331
Elizabeth Scripps	2
Ellen M. Scripps, as trustee of the Ellen M. Scripps Revocable Trust, dated April 17, 2014, as thereafter amended or restated (f/k/a The Ellen M. Scripps Kaheny Revocable Trust)	35,412
Eva Scripps Attal (a/k/a Eve Scripps Attal)	273,826
Gerald J. Scripps, as trustee of the GJS Two-Year (6/2/20) SSP GRAT	92,000
J. Sebastian Scripps as trustee of the J. Sebastian Scripps 2016 Amended and Restated Revocable Trust dated 2/3/2016 (f/k/a J. Sebastian Scripps 2008 Revocable Trust dated December 12, 2008, a/k/a J. Sebastian Scripps Revocable Trust)	534,664
Jessica L. Scripps (n/k/a Jessica L. Hoerster)	1
Jimmy R. Scripps, as trustee of the JRS Two-Year (6/4/20) SSP GRAT	534,664
John P. Scripps, as trustee of the John Peter Scripps 2013 Revocable Trust dtd December 20, 2013	57,931
John Patrick Scripps	1

A-1

Name of Stockholder	Number of Common Voting Shares

Jonathan L. Scripps, as trustee of the JLS Two-Year (6/2/20) SSP GRAT	89,111
Keon Korey Vasquez	100
Manuel E. Granado	100
Margaret Scripps Klenzing, as trustee of the Margaret Scripps Klenzing Trust, dated October 5, 1992, as thereafter amended or restated	267,329
Marilyn J. Scripps, as trustee of the Marilyn Joy Scripps Revocable Trust (f/k/a Marilyn S. Wade Revocable Trust), under agreement dated January 13, 2001, as thereafter amended or restated	267,333
Mary Ann S. Sanchez, as trustee of the MSS Two-Year (6/2/20) SSP GRAT	267,133
Mary M. Peirce, as trustee of the MMP Two-Year (6/30/20) SSP GRAT	215,333
Maxwell Christopher Logan	1
Megan Scripps Tagliaferri, as Trustee of The Megan S. Tagliaferri Separate Property Trust, dated October 14, 2008	267,333
Molly E. McCabe, as Trustee of the Molly E. McCabe Trust, dated July 9, 2008	267,333
Monica Ortega Holcomb, as trustee of the Monica Ortega Holcomb Revocable Trust dated February 26, 2018	150
Miramar Fiduciary Corporation, as trustee of the Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Monica Holcomb	41,128
Paul K. Scripps, as trustee of the John P. Scripps Trust f/b/o Ellen McRae Scripps, created under agreement dated December 27, 1984	22,520
Peggy Evans	2
Peter R. La Dow, as trustee of the Survivor’s Trust of the La Dow Family Trust, created under agreement dated June 29, 2004	271,237
Robert Michael Scagliotti, as trustee of the Robert Michael Scagliotti Trust dated June 29, 2012, as thereafter amended or restated	267,283
Raymundo H. Granado, Jr.	100
Rebecca S. Brickner, as trustee of the RSB Two-Year (6/2/20) SSP GRAT	267,183
Robert Samuel Heidt III	1
Samantha J. Brickner, as trustee of the Samantha Jean Brickner Trust dated October 12, 2017	50
Samuel J. Logan	1
Savannah M. Brickner	50
Shannon L. Scripps Howard	10
Vanessa L. Sanchez	100
Veronica E. Sanchez	100
Virginia S. Vasquez, as trustee of the Virginia S. Vasquez Trust, dated October 6, 1992, as thereafter amended or restated	266,983
Miramar Fiduciary Corporation, as trustee of the Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps	246,769
Miramar Fiduciary Corporation, as trustee of the Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps, IV	246,769
Wesley W. Scripps, as trustee of the Wesley W. Scripps Trust, dated October 2, 2012, as restated on May 5, 2016, as thereafter amended or restated	100
William A. Scripps, as trustee of the WAS Two-Year (6/2/20) SSP GRAT	534,466
William H. Scripps and Kathy Scripps, as co-trustees of the Scripps Family 1992 Revocable Trust, dated June 9, 1992	534,666

A-2